As filed with the Securities and Exchange Commission on February 28, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ___________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ___________

                                MAF BANCORP, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  36-3664868
     (State or Other Jurisdiction                     (I.R.S. Employer
   of Incorporation or Organization)                 Identification No.)

                                  55TH & HOLMES
                         CLARENDON HILLS, ILLINOIS 60514
    (Address, including zip code of registrant's principal executive office)
                           __________________________

                              MIDAMERICA BANK, FSB
                         EMPLOYEES' PROFIT SHARING PLAN
                            (Full title of the plan)
                                   ___________

                                 MICHAEL JANSSEN
                                MAF BANCORP, INC.
                                  55TH & HOLMES
                         CLARENDON HILLS, ILLINOIS 60514
                                 (630) 986-7544
               (Name, address and telephone number, including area
                          code, of agent for service)

                                   Copies to:
                             JENNIFER R. EVANS, ESQ.
                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500
                                   ___________

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                                                                      AMOUNT OF
     TITLE OF SECURITIES          AMOUNT TO            PROPOSED MAXIMUM                PROPOSED MAXIMUM             REGISTRATION
       TO BE REGISTERED         BE REGISTERED     OFFERING PRICE PER SHARE(3)      AGGREGATE OFFERING PRICE           FEE(3)(4)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share(1)(2)                    200,000                  $31.43                        $6,286,000                   $579.00
====================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares offered pursuant to the MidAmerica Bank, fsb Employees' Profit Sharing Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to Rule 416(a).
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been estimated based on the average of the high and low sales prices for the Common Stock on the Nasdaq National Market on February 26, 2002.
(4) An aggregate of 763 shares (as adjusted to reflect all stock splits and dividends to date) are being carried forward from those shares previously registered by a Registration Statement on Form S-8 (File No. 333-65655). A registration fee was already paid with respect to the shares registered in that filing. The previously registered shares being carried forward together with the shares being registered hereby represent the total number of shares reserved for issuance under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This Registration Statement relates to the registration of 200,000 shares of Common Stock, $.01 par value per share, of MAF Bancorp, Inc. (the "Registrant") to be offered from time to time pursuant to the MidAmerica Bank, fsb Employees' Profit Sharing Plan, as amended (the "Plan"). The Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. Pursuant to the Form S-8 Registration Statement filed by the Registrant on October 14, 1998, 763 previously registered shares of Common Stock remain available for offer and sale under the Plan. The contents of that Registration Statement (File No. 333-65655) are incorporated herein by reference pursuant to General Instruction E for the Form S-8.

         The documents containing the information required by this section will be given to those persons, all of whom are employees of MidAmerica Bank, fsb, a wholly-owned subsidiary of Registrant, who participate in the Plan. Such documents are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by MAF Bancorp, Inc., a Delaware corporation ("Registrant"), are incorporated in this Registration Statement by reference:

                  (a) Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-18121);

                  (b) The MidAmerica Bank, fsb Employees' Profit Sharing Plan Annual Report on Form 11-K (File No. 0-18121) for the year ended December 31, 2000, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended;

                  (c) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (File Nos. 0-18121);

                  (d) Current Reports on Form 8-K dated January 25, 2001, April 18, 2001, July 5, 2001, July 19, 2001, September 17, 2001,
         October 18, 2001, December 3, 2001, January 28, 2002 and February 25, 2002 (File Nos. 0-18121); and

                  (e) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated November 14, 1989.

         All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles Tenth and Eleventh of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

         a. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         b. The right to indemnification conferred in Section A of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         c. If a claim under Section A or B of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its

Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article, or otherwise shall be on the Corporation.

         d. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         e. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         f. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ELEVENTH:

         A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         The Delaware General Corporation Law provides for indemnification of officers, directors, employees and agents as follows:

         145      INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
INSURANCE:

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (Last amended by Ch. 120, L. '97, eff. 7-1-97.)

         The Registrant has purchased $25 million in insurance policies which insure the Registrant's directors and officers against liability which they may incur as a result of actions taken in such capacities.

In addition, the Registrant maintains fiduciary liability coverage up to a $5 million limit and Bankers Professional liability coverage up to a limit of $10 million.

         Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Restated Certificate of Incorporation of MAF Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K dated December 19, 2000, File No. 0-18121).

         4.2 Amended and Restated By-Laws of MAF Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, File No. 0-18121).

         4.3 MidAmerica Bank, fsb Employees' Profit Sharing Plan, as amended.

         5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding legality of the securities.

         23.1     Consent of KPMG LLP.

         24.1 Powers of Attorney (included on the signature pages of the Registration Statement).

         The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make or has made all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Clarendon Hills, State of Illinois, on this 28th day of February, 2002.

                                       MAF Bancorp, Inc.



                                       By:  /s/ Allen H. Koranda
                                            ------------------------------------
                                                Allen H. Koranda
                                                Chairman of the Board and
                                                Chief Executive Officer

         We, the undersigned officers and directors of MAF Bancorp, Inc., and each of us, do hereby constitute and appoint each and any of Allen H. Koranda, Jerry A. Weberling and Michael Janssen our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Name                          Title                        Date
          ----                          -----                        ----

/s/ Allen H. Koranda           Chairman of the Board and       February 28, 2002
------------------------        Chief Executive Officer
Allen H. Koranda             (Principal Executive Officer)

/s/ Kenneth Koranda              President and Director        February 28, 2002
------------------------
Kenneth Koranda

/s/ Jerry A. Weberling          Executive Vice President,      February 28, 2002
------------------------ Chief Financial Officer and Director
Jerry A. Weberling            (Principal Financial Officer)

/s/ Christine Roberg      First Vice President and Controller  February 28, 2002
------------------------      (Principal Accounting Officer)
Christine Roberg

/s/ Robert Bowles, M.D.                Director                February 28, 2002
------------------------
Robert Bowles, M.D.

          Name                          Title                        Date
          ----                          -----                        ----

/s/ David C. Burba                     Director                February 28, 2002
------------------------
David C. Burba

/s/ Terry Ekl                          Director                February 28, 2002
------------------------
Terry Ekl

/s/ Joe F. Hanauer                     Director                February 28, 2002
------------------------
Joe F. Hanauer

/s/ Henry Smogolski                    Director                February 28, 2002
------------------------
Henry Smogolski

/s/ F. William Trescott                Director                February 28, 2002
------------------------
F. William Trescott

/s/ Lois B. Vasto                      Director                February 28, 2002
------------------------
Lois B. Vasto

/s/ Andrew J. Zych                     Director                February 28, 2002
------------------------
Andrew J. Zych

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Clarendon Hills, State of Illinois, on February 28, 2002.

                                       MIDAMERICA BANK, FSB
                                       EMPLOYEES' PROFIT SHARING PLAN


            Name                                        Title
            ----                                        -----

/s/ Michael Janssen
-----------------------------------          Administrative Committee Member
Michael Janssen

/s/ David W. Kohlsaat
-----------------------------------          Administrative Committee Member
David W. Kohlsaat

/s/ Jerry A. Weberling
-----------------------------------          Administrative Committee Member
Jerry A. Weberling


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


                                INDEX TO EXHIBITS

        EXHIBIT
        NUMBER                     DESCRIPTION OF EXHIBIT
        ------                     ----------------------

         4.1 Restated Certificate of Incorporation of MAF Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K dated December 19, 2000, File No. 0-18121).

         4.2 Amended and Restated By-Laws of MAF Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, File No. 0-18121).

         4.3 MidAmerica Bank, fsb Employees' Profit Sharing Plan, as amended.

         5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding legality of the securities.

         23.1     Consent of KPMG LLP.

         24.1 Powers of Attorney (included on the signature pages of the Registration Statement).


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